Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors
Cyanotech Corporation:

We consent to the incorporation by reference in the Registration Statement Nos. 33-63789, 33-55310, and 333-42484 on Form S-8 and 333-42486 and 333-101401 on Form S-3 of Cyanotech Corporation of our reports dated June 16, 2006, except as to Note 13, which is as of February 13, 2007 with respect to the consolidated balance sheets of Cyanotech Corporation and subsidiaries as of March 31, 2006 and 2005, and the related consolidated statements of operations, stockholders’ equity and comprehensive income (loss), and cash flows for each of the years in the three-year period ended March 31, 2006, and the related financial statement schedule, which reports appear in the March 31, 2006 annual report on Form 10-K/A of Cyanotech Corporation.

As discussed in Note 13 to the consolidated financial statements, the Company has restated its consolidated financial statements as of March 31, 2006 and 2005 and for each of the years in the three-year period ended March 31, 2006.

/s/ KPMG LLP

Honolulu, Hawaii

February 13, 2007